Exhibit 99

2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8000 FOR IMMEDIATE RELEASE

Contacts:	Dan Loh (Investors) – (914) 701-8200 Debbie Coffey (Media) – (914) 701-8951

Atlas Air Worldwide

Reports Third-Quarter Results

•	Reported Net Income of $60.0 million, $2.32 per Share
•	Reported Results Reflect Gain on Warrant Accounting
•	Reported and Adjusted Results Impacted by Tariffs and Trade Tensions, Labor-Related Service Disruptions
•	Adjusted EBITDA of $95.6 Million
•	Adjusted Net Income of $9.5 million, $0.37 per Share
•	Updating Full-Year Outlook

PURCHASE, N.Y., October 30, 2019 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced third-quarter 2019 income from continuing operations, net of taxes, of $60.0 million, or $2.32 per diluted share, compared with reported income of $71.1 million, or $0.84 per diluted share, in the third quarter of 2018.

Reported results in the third quarter of 2019 included an unrealized gain on outstanding warrants of $83.2 million, partially offset by a special charge, net, of $18.9 million, compared with an unrealized gain on outstanding warrants of $46.1 million in the year-ago period.

On an adjusted basis, EBITDA totaled $95.6 million in the third quarter this year compared with $123.9 million in the third quarter of 2018. Adjusted income from continuing operations, net of taxes, in the third quarter of 2019 totaled $9.5 million, or $0.37 per diluted share, compared with $43.8 million, or $1.54 per diluted share, in the year-ago quarter.

“Our third-quarter performance was affected by the uncertain global macroenvironment, driven by ongoing tariff and trade tensions,” said Chairman and Chief Executive Officer William J. Flynn. “In addition to lower yields and volumes than we anticipated, labor-related service disruptions had a significant impact on our performance during the third quarter.

“Looking to the full year, we expect revenue of about $2.75 billion, adjusted EBITDA of approximately $500 million, and adjusted net income of approximately 60-65% of our 2018 adjusted net income.*

“We expect to benefit from peak-season volumes and yields, including the seasonal flying we do for express and e-commerce customers. In addition, our outlook anticipates increased passenger flying for the military and lower maintenance expense compared with the fourth quarter of 2018, as well as from a refund of aircraft rent paid in previous years.”

Mr. Flynn continued: “We have recently received favorable arbitration rulings that confirm the contractual process to negotiate a new agreement for our pilots. We value the contributions of our pilots, and we look forward to reaching a competitive contract that recognizes their efforts supporting our customers and our company. ”

He concluded: “Airfreight is a long-term growth industry. Despite current macroeconomic issues, the global middle class continues to expand and supply chains continue to grow and develop to meet demand. And as consumption increases and supply chains evolve, airfreight is vital in transporting the goods and materials required by consumers safely, reliably, and efficiently. With the scale and scope of our operations, and our strategic focus on express, e-commerce and faster-growing markets, we are positioned well to serve the demand for airfreight today and in the future.”

President and Chief Operating Officer, John W. Dietrich added: “We have the right platform to serve our customers and future airfreight demand. We have a strong core of long-term customers, and we play a key role in their operating networks.

“We are also taking steps to navigate through the current headwinds. We continually assess the market to best balance our capacity with the demand for our aircraft and services. We are adjusting our business to adapt to the changing market environment with a focus on reducing costs, enhancing productivity, improving profitability, and generating cash.

“Not only will these actions benefit Atlas in the near term, they will also contribute to the long-term success of the company.”

Third-Quarter Results

Revenue in the third-quarter of 2019 was relatively in line with the third quarter of 2018. Higher volumes during the period reflected increases in ACMI and Charter flying.

ACMI segment revenue increased slightly during the period reflecting higher levels of flying, partially offset by a decrease in the average rate per block hour due to the growth of smaller-gauge 767 and 737 CMI flying. Block-hour growth was primarily driven by incremental CMI flying, partially offset by a decrease in ACMI flying due to the impact of tariffs and global trade tensions. In addition, ACMI segment revenue was impacted by the two-month redeployment of two 747-8F aircraft to the Charter segment prior to their subsequent placement with an ACMI customer that needed to obtain a required regulatory approval, as well as labor-related service disruptions.

ACMI segment contribution decreased during the quarter as increased levels of flying were more than offset by the impact of tariffs and global trade tensions on customer demand; labor-related service disruptions; additional heavy maintenance expense; increased amortization of deferred maintenance costs; and the two-month redeployment of two 747-8F aircraft to the Charter segment. In addition, segment contribution was impacted by start-up costs for customer-growth initiatives and higher crew costs, including enhanced wages and work rules resulting from our interim agreement with pilots at Southern Air.

Charter segment revenue increased during the period reflecting higher levels of flying, partially offset by a decrease in the average rate per block hour due to the impact of tariffs and global trade tensions on commercial cargo yields (excluding fuel). Block-hour volume growth primarily reflected increased passenger demand from the military and the two-month redeployment of two 747-8F aircraft from the ACMI segment. These drivers were partially offset by lower cargo demand from commercial customers as well as labor-related service disruptions.

Lower Charter segment contribution was primarily driven by a decrease in commercial cargo yields related to the impact of tariffs and global trade tensions and labor-related service disruptions. These items were partially offset by earnings from the two-month deployment of two 747-8F aircraft from the ACMI segment; an increase in military passenger flying; and lower heavy maintenance expense.

In Dry Leasing, lower segment revenue and contribution during the quarter primarily reflected the scheduled return of a 777-200 freighter, partially offset by the placement of additional aircraft.

In the third quarter of 2019, we incurred a special charge primarily due to an impairment loss for four aircraft engines to be disposed of and the permanent parking of two 737-400 passenger aircraft used for training purposes.

Higher unallocated income and expenses, net, during the quarter primarily reflected fleet growth initiatives and increased amortization of a customer incentive asset, partially offset by a ratification bonus in 2018 related to the interim agreement with the Southern Air pilots.

Reported earnings in the third quarter of 2019 also included an effective income tax benefit rate of 16.0%, due mainly to nontaxable changes in the value of outstanding warrants. On an adjusted basis, our results reflected an effective income tax expense rate of 5.7%.

Nine-Month Results

Reported income from continuing operations, net of taxes, for the nine months ended September 30, 2019, totaled $117.1 million, or $1.34 per diluted share, which included an unrealized gain on financial instruments of $78.9 million as well as $59.8 million of tax benefits related to the favorable completion of an IRS examination of our 2015 income tax return. Results for the first nine months compared with income from continuing operations of $59.6 million, or $2.27 per diluted share, which included an unrealized loss on financial instruments of $11.7 million, for the nine months ended September 30, 2018.

On an adjusted basis, EBITDA totaled $300.1 million in the first nine months of 2019 compared with $354.9 million in the first nine months of 2018. For the nine months ended September 30, 2019, adjusted income from continuing operations, net of taxes, totaled $41.4 million, or $1.54 per diluted share, compared with $117.3 million, or $4.17 per diluted share, in first nine months of 2018.

Cash and Short-Term Investments

At September 30, 2019, our cash and cash equivalents, short-term investments and restricted cash totaled $82.8 million, compared with $248.4 million at December 31, 2018.

The change in position resulted from cash used for investing and financing activities, partially offset by cash provided by operating activities.

Net cash used for investing activities during the first nine months of 2019 primarily related to capital expenditures and payments for flight equipment and modifications, including the acquisition of 747-400 passenger aircraft, 767-300 aircraft and related freighter conversion costs, spare engines and GEnx engine performance upgrade kits.

Net cash used for financing activities during the period primarily reflected payments on debt obligations.

2019 Outlook*

Based on global economic conditions and our current expectations, we anticipate full-year 2019 revenue of approximately $2.75 billion; adjusted EBITDA of approximately $500 million; and adjusted net income, including a benefit related to an expected refund of aircraft rent paid in previous years, to be about 60-65% of our 2018 adjusted net income of $204.3 million.*

We expect to fly approximately 325,000 block hours this year, with about 75% of the hours in ACMI and the balance in Charter.

Aircraft maintenance expense in 2019 is expected to total approximately $380 million, mainly reflecting an increase in daily line maintenance due to the growth in block hours. Depreciation and amortization is expected to total about $260 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are projected to total approximately $135 to $145 million, mainly for parts and components for our fleet.

We also expect our full-year 2019 adjusted effective income tax rate will be approximately 12% due to proactive tax planning to maximize income tax benefits.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of outstanding warrants and other items that could be material to our reported results.*

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s third-quarter 2019 financial and operating results at 11:00 a.m. Eastern Time on Wednesday, October 30, 2019.

Interested parties may listen to the call live at Atlas Air Worldwide’s Investor site or at https://edge.media-server.com/mmc/p/b97icjpn.

For those unable to listen to the live call, a replay will be archived on the Investor site following the call. A replay will also be available through November 7 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 2347678#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted income from continuing operations, net of taxes; Adjusted Diluted EPS from continuing operations, net of taxes; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income (loss) from continuing operations, net of taxes; Diluted EPS from continuing operations, net of taxes; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP. Effective during the three months ended September 30, 2019, we changed our method of calculating Adjusted EBITDA to include Other Non-operating expenses (income) to enhance the usefulness for investors and analysts, and the comparability of the calculation to that of other companies. Prior period amounts have been adjusted for comparability.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

•	Adjusted EBITDA; Adjusted income from continuing operations, net of taxes; and Adjusted Diluted EPS from continuing operations, net of taxes, provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted income from continuing operations, net of taxes.

•	Adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

•	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

*We provide guidance on an adjusted basis and are unable to provide forward-looking guidance on a U.S. GAAP basis or a reconciliation to the most directly comparable U.S. GAAP measures because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items. The principal item is the impact on our results of our outstanding warrants, which are highly dependent on the change in our stock price during the period reported. These items are uncertain, depend on various factors, and could have a material impact on our U.S. GAAP results.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasairworldwide.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; our ability to coordinate with Amazon to accept newly converted aircraft; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; changes in U.S. and foreign government trade policies; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; the outcome of pending negotiations with our pilots’ union; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; additional regulatory guidance or changes in interpretations and assumptions with respect to the impact of the U.S. Tax Cuts and Jobs Act of 2017; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2019 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publically any forward-looking statement to reflect future events or circumstances.

*     *     *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating Revenue	$648,539	$656,607	$1,992,140	$1,912,766

Operating Expenses
Salaries, wages and benefits	145,987	138,345	432,911	392,603
Aircraft fuel	123,132	119,604	351,611	345,613
Maintenance, materials and repairs	88,240	88,136	305,331	261,251
Depreciation and amortization	62,499	55,417	190,669	155,881
Travel	49,110	41,605	140,513	123,810
Aircraft rent	40,048	39,973	122,271	119,778
Navigation fees, landing fees and other rent	32,270	43,258	110,468	116,553
Passenger and ground handling services	34,453	28,716	97,138	86,980
Special charge, net	18,861	-	22,130	9,374
Transaction-related expenses	324	765	3,585	1,275
Other	54,494	46,318	160,548	143,663
Total Operating Expenses	649,418	602,137	1,937,175	1,756,781

Operating (Loss) Income	(879)	54,470	54,965	155,985

Non-operating Expenses (Income)
Interest income	(653)	(1,592)	(3,975)	(4,704)
Interest expense	30,117	31,115	90,515	87,639
Capitalized interest	(853)	(1,120)	(1,943)	(4,335)
Loss on early extinguishment of debt	559	-	804	-
Unrealized (gain) loss on financial instruments	(83,175)	(46,080)	(78,900)	11,691
Other (income) expense, net	1,434	975	(596)	(10,777)
Total Non-operating Expenses (Income)	(52,571)	(16,702)	5,905	79,514
Income from continuing operations before income taxes	51,692	71,172	49,060	76,471
Income tax (benefit) expense	(8,282)	34	(68,072)	16,828

Income from continuing operations, net of taxes	59,974	71,138	117,132	59,643
Loss from discontinued operations, net of taxes	-	(7)	-	(50)

Net Income	$59,974	$71,131	$117,132	$59,593
Earnings per share from continuing operations:
Basic	$2.32	$2.78	$4.54	$2.34
Diluted	$2.32	$0.84	$1.34	$2.27
Loss per share from discontinued operations:
Basic	$-	$(0.00)	$-	$(0.00)
Diluted	$-	$(0.00)	$-	$(0.00)
Earnings per share:
Basic	$2.32	$2.78	$4.54	$2.33
Diluted	$2.32	$0.84	$1.34	$2.27
Weighted average shares:
Basic	25,854	25,575	25,814	25,526
Diluted	25,854	28,747	26,909	26,274

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current Assets
Cash and cash equivalents	$70,327	$221,501
Short-term investments	2,129	15,624
Restricted cash	10,376	11,240
Accounts receivable, net of allowance of $1,521 and $1,563, respectively	264,752	269,320
Prepaid expenses and other current assets	82,505	112,146
Total current assets	430,089	629,831
Property and Equipment
Flight equipment	5,377,985	5,213,734
Ground equipment	87,282	75,939
Less: accumulated depreciation	(1,020,278)	(860,354)
Flight equipment modifications in progress	88,632	32,916
Property and equipment, net	4,533,621	4,462,235
Other Assets
Operating lease right-of-use assets	520,063	-
Deferred costs and other assets	403,871	345,037
Intangible assets, net and goodwill	81,590	97,689
Total Assets	$5,969,234	$5,534,792

Liabilities and Equity
Current Liabilities
Accounts payable	$90,850	$87,229
Accrued liabilities	522,694	465,669
Current portion of long-term debt and finance lease	341,807	264,835
Current portion of long-term operating leases	141,362	-
Total current liabilities	1,096,713	817,733
Other Liabilities
Long-term debt and finance lease	2,031,642	2,205,005
Long-term operating leases	427,459	-
Deferred taxes	186,599	256,970
Financial instruments and other liabilities	33,529	187,120
Total other liabilities	2,679,229	2,649,095
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 31,043,847 and 30,582,571 shares issued, 25,867,423 and 25,590,293 shares outstanding (net of treasury stock), as of September 30, 2019 and December 31, 2018, respectively	310	306
Additional paid-in-capital	752,790	736,035
Treasury stock, at cost; 5,176,424 and 4,992,278 shares, respectively	(213,837)	(204,501)
Accumulated other comprehensive loss	(3,059)	(3,832)
Retained earnings	1,657,088	1,539,956
Total stockholders’ equity	2,193,292	2,067,964
Total Liabilities and Equity	$5,969,234	$5,534,792

[1]	Balance sheet debt at September 30, 2019 totaled $2,373.4 million, including the impact of $72.9 million of unamortized discount and debt issuance costs of $37.1 million, compared with $2,469.8 million, including the impact of $85.5 million of unamortized discount and debt issuance costs of $46.0 million at December 31, 2018.
[2]	The face value of our debt at September 30, 2019 totaled $2,438.4 million, compared with $2,601.3 million on December 31, 2018.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Nine Months Ended
	September 30, 2019	September 30, 2018

Operating Activities:
Income from continuing operations, net of taxes	$117,132	$59,643
Less: Loss from discontinued operations, net of taxes	-	(50)
Net Income	117,132	59,593

Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	241,284	189,682
Accretion of debt securities discount	(237)	(719)
Provision for allowance for doubtful accounts	(83)	40
Loss on early extinguishment of debt	804	-
Special charge, net of cash payments	22,130	9,374
Unrealized (gain) loss on financial instruments	(78,900)	11,691
Deferred taxes	(68,552)	16,453
Stock-based compensation	16,553	15,376
Changes in:
Accounts receivable	1,397	(59,058)
Prepaid expenses, current assets and other assets	(69,254)	(34,483)
Accounts payable and accrued liabilities	11,016	56,174
Net cash provided by operating activities	193,290	264,123
Investing Activities:
Capital expenditures	(107,594)	(84,819)
Payments for flight equipment and modifications	(153,706)	(543,342)
Proceeds from insurance	38,133	-
Proceeds from investments	14,367	9,461
Net cash used for investing activities	(208,800)	(618,700)
Financing Activities:
Proceeds from debt issuance	93,723	400,471
Payment of debt issuance costs	(1,316)	(6,632)
Payments of debt and finance lease obligations	(273,142)	(180,722)
Proceeds from revolving credit facility	50,000	135,000
Payment of revolving credit facility	-	(60,000)
Customer maintenance reserves and deposits received	11,717	11,520
Customer maintenance reserves paid	(8,174)	-
Purchase of treasury stock	(9,336)	(10,769)
Net cash provided by (used for) financing activities	(136,528)	288,868
Net decrease in cash, cash equivalents and restricted cash	(152,038)	(65,709)
Cash, cash equivalents and restricted cash at the beginning of period	232,741	291,864
Cash, cash equivalents and restricted cash at the end of period	$80,703	$226,155

Noncash Investing and Financing Activities:

Acquisition of flight equipment included in Accounts payable and accrued liabilities	$53,987	$42,826
Acquisition of property and equipment acquired under operating leases	$21,969	$-
Acquisition of flight equipment under capital lease	$10,825	$-

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating Revenue:
ACMI	$289,024	$288,602	$902,869	$832,777
Charter	324,046	322,750	944,839	954,725
Dry Leasing	43,847	44,487	157,328	120,837
Customer incentive asset amortization	(12,796)	(4,124)	(26,018)	(10,010)
Other	4,418	4,892	13,122	14,437
Total Operating Revenue	$648,539	$656,607	$1,992,140	$1,912,766

Direct Contribution:
ACMI	$33,401	$51,672	$114,048	$145,251
Charter	36,339	44,370	79,554	129,738
Dry Leasing	12,028	12,645	58,646	36,195
Total Direct Contribution for Reportable Segments	81,768	108,687	252,248	311,184

Unallocated expenses and (income), net	(93,507)	(82,830	(255,569)	(212,373)
Loss on early extinguishment of debt	(559)		(804)	-
Unrealized gain (loss) on financial instruments	83,175	46,080	78,900	(11,691)
Special charge, net	(18,861)	-	(22,130)	(9,374)
Transaction-related expenses	(324)	(765)	(3,585)	(1,275)
Income from continuing operations before income taxes	51,692	71,172	49,060	76,471

Add back (subtract):
Interest income	(653)	(1,592)	(3,975)	(4,704)
Interest expense	30,117	31,115	90,515	87,639
Capitalized interest	(853)	(1,120)	(1,943)	(4,335)
Loss on early extinguishment of debt	559	-	804	-
Unrealized (gain) loss on financial instruments	(83,175)	(46,080)	(78,900)	11,691
Other (income) expense, net	1,434	975	(596)	(10,777)
Operating (Loss) Income	$(879)	$54,470	$54,965	$155,985

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct operating and ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different commercial and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) from continuing operations before income taxes, excluding loss on early extinguishment of debt, unrealized gain (loss) on financial instruments, special charge, net, transaction-related expenses, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue and other nonoperating costs.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2019	September 30, 2018	Percent Change

Income from continuing operations, net of taxes	$59,974	$71,138	(15.7)%
Impact from:
Customer incentive asset amortization	12,796	4,142
Special charge, net	18,861
Costs associated with transactions[1]	324	9,979
Leadership transition costs	2,852	-
Certain contract start-up costs[2]	1,400	-
Noncash expenses and income, net[3]	4,696	4,245
Unrealized (gain) loss on financial instruments	(83,175)	(46,080)
Other, net[4]	647	373
Income tax effect of reconciling items	(8,859)	47
Adjusted income from continuing operations, net of taxes	$9,516	$43,826	(78.3)%

Weighted average diluted shares outstanding	25,854	28,747
Add: effect of convertible note hedges[5]	-	(269)
Adjusted weighted average diluted shares outstanding	25,854	28,478

Adjusted Diluted EPS from continuing operations, net of taxes	$0.37	$1.54	(76.0)%

	For the Nine Months Ended
	September 30, 2019	September 30, 2018	Percent Change

Income from continuing operations, net of taxes	$117,132	$59,643	96.4%
Impact from:
Customer incentive asset amortization	26,018	10,010
Special charge, net	22,130	9,374
Costs associated with transactions[1]	3,585	10,489
Leadership transition costs	3,393	-
Certain contract start-up costs[2]	3,463	-
Noncash expenses and income, net[3]	13,743	12,489
Unrealized (gain) loss on financial instruments	(78,900)	11,691
Other, net[4]	(2,395)	936
Income tax effect of reconciling items	(12,540)	2,699
Special tax item[6]	(54,272)	-
Adjusted income from continuing operations, net of taxes	$41,357	$117,331	(64.8)%

Weighted average diluted shares outstanding	26,909	26,274
Add: dilutive warrant[7]	-	2,129
effect of convertible note hedges[5]	-	(240)
Adjusted weighted average diluted shares outstanding	26,909	28,163

Adjusted Diluted EPS from continuing operations, net of taxes	$1.54	$4.17	(63.1)%

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2019	September 30, 2018	Percent Change

Income from continuing operations, before income taxes	$51,692	$71,172	(27.4)%
Impact from:
Customer incentive asset amortization	12,796	4,142
Special charge, net	18,861	-
Costs associated with transactions[1]	324	9,979
Leadership transition costs	2,852	-
Certain contract start-up costs[2]	1,400	-
Noncash expenses and income, net[3]	4,696	4,245
Unrealized (gain) loss on financial instruments	(83,175)	(46,080)
Other, net[4]	647	373
Adjusted income from continuing operations, before income taxes	$10,093	$43,831	(77.0)%

Income tax (benefit) expense	$(8,282)	$34
Income tax effect of reconciling items	(8,859)	47
Adjusted income tax expense (benefit)	577	(13)
Adjusted income from continuing operations, before income taxes	$10,093	$43,813
Adjusted effective tax expense rate	5.7%	0.0%

	For the Nine Months Ended
	September 30, 2019	September 30, 2018	Percent Change

Income from continuing operations, before income taxes	$49,060	$76,471	(35.8)%
Impact from:
Customer incentive asset amortization	26,018	10,010
Special charge, net	22,130	9,374
Costs associated with transactions[1]	3,585	10,489
Leadership transition costs	3,393	-
Certain contract start-up costs[2]	3,463	-
Noncash expenses and income, net[3]	13,743	12,489
Unrealized (gain) loss on financial instruments	(78,900)	11,691
Other, net[4]	(2,395)	936
Adjusted income from continuing operations, before income taxes	$40,097	$131,460	(69.5)%

Income tax (benefit) expense	$(68,072)	$16,828
Income tax effect of reconciling items	(12,540)	2,699
Adjusted income tax (benefit) expense	(55,532)	14,129
Adjusted income from continuing operations, before income taxes	$40,097	$131,460
Adjusted effective tax expense (benefit) rate	(138.5)%	10.7%

[1]	Costs associated with transactions in 2019 primarily related to a customer transaction with warrants and other costs associated with our acquisition of Southern Air. Costs associated with transactions in 2018 primarily related to costs associated with our acquisition of Southern Air.

[2]	Certain contract start-up costs represent unique training-aircraft costs required for a new customer contract.

[3]	Noncash expenses and income, net in 2019 and 2018 primarily related to amortization of debt discount on the convertible notes.

[4]	Other, net in 2019 primarily related to a net insurance recovery, loss on early extinguishment of debt and accrual for legal matters and professional fees. Other, net in 2018 primarily related to loss on early extinguishment of debt and accrual for legal matters and professional fees.

[5]	Economic benefit from the convertible notes hedges in offsetting dilution from the convertible notes.

[6]	Special tax item represents income tax benefit from the completion of a 2015 IRS examination that are not related to ongoing operations.

[7]	Dilutive warrants represent potentially dilutive common shares related to the outstanding warrants. These warrants were excluded from Diluted EPS from continuing operations, net of taxes prepared in accordance with GAAP when they would have been antidilutive.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2019	September 30, 2018	Percent Change

Income from continuing operations, net of taxes	$59,974	$71,138	(15.7)%
Interest (income) expense, net	28,611	28,403
Depreciation and amortization	62,499	55,417
Income tax (benefit) expense	(8,282)	34
EBITDA	142,802	154,992
Customer incentive asset amortization	12,796	4,124
Special charge, net	18,861	-
Costs associated with transactions[1]	324	9,979
Leadership transition costs	2,852	-
Unrealized (gain) loss on financial instruments	(83,175)	(46,080)
Other, net[2]	1,150	846
Adjusted EBITDA	$95,610	123,861	(22.8)%

	For the Nine Months Ended
	September 30, 2019	September 30, 2018	Percent Change

Income from continuing operations, net of taxes	$117,132	$59,643	96.4%
Interest (income) expense, net	84,597	78,600
Depreciation and amortization	190,669	155,881
Income tax (benefit) expense	(68,072)	16,828
EBITDA	324,326	310,952
Customer incentive asset amortization	26,018	10,010
Special charge, net	22,130	9,374
Costs associated with transactions[1]	3,585	10,489
Leadership transition costs	3,393	-
Unrealized (gain) loss on financial instruments	(78,900)	11,691
Other, net[2]	(429)	2,355
Adjusted EBITDA	$300,123	354,871	(15.4)%

[1]	Costs associated with transactions in 2019 primarily related to a customer transaction with warrants and other costs associated with our acquisition of Southern Air. Costs associated with transactions in 2018 primarily related to costs associated with our acquisition of Southern Air.

[2]	Other, net in 2019 primarily related to a net insurance recovery, loss on early extinguishment of debt and accrual for legal matters and professional fees. Other, net in 2018 primarily related to loss on early extinguishment of debt and accrual for legal matters and professional fees.

[3]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, customer incentive asset amortization, special charge, costs associated with transactions, leadership transition costs, unrealized (gain) loss on financial instruments, other, net, as applicable.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2019	September 30, 2018

Net Cash Provided by Operating Activities	$84,293	$88,212
Less:
Capital expenditures	30,840	30,028
Capitalized interest	853	1,120
Free Cash Flow[1]	$52,600	$57,064

	For the Nine Months Ended
	September 30, 2019	September 30, 2018

Net Cash Provided by Operating Activities	$193,290	$264,123
Less:
Capital expenditures	107,594	84,819
Capitalized interest	1,943	4,335
Free Cash Flow[1]	$83,753	$174,969

[1]	Free Cash Flow = Net Cash Provided by Operating Activities minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/	For the Nine Months Ended		Increase/
	September 30, 2019	September 30, 2018	(Decrease)	September 30, 2019	September 30, 2018	(Decrease)

Block Hours
ACMI	60,337	56,571	3,766	182,060	159,662	22,398
Charter	18,142	16,642	1,500	52,463	51,685	778
Cargo	12,717	12,690	27	37,084	37,968	(884)
Passenger	5,425	3,952	1,473	15,379	13,717	1,662
Other	831	459	372	2,128	1,480	648
Total Block Hours	79,310	73,672	5,638	236,651	212,827	23,824

Revenue Per Block Hour
ACMI	$4,790	$5,102	$(312)	$4,959	$5,216	$(257)
Charter	$17,862	$19,394	$(1,532)	$18,010	$18,472	$(462)
Cargo	$16,745	$19,180	$(2,435)	$17,379	$18,569	$(1,190)
Passenger	$20,480	$20,079	$401	$19,530	$18,204	$1,326

Average Utilization (block hours per day)
ACMI[1]	8.1	8.4	(0.3)	8.5	8.5	-
Charter
Cargo	7.7	9.8	(2.1)	8.0	10.2	(2.2)
Passenger	6.6	5.7	0.9	6.3	7.7	(1.4)
All Operating Aircraft[1,2]	8.0	8.5	(0.5)	8.3	8.7	(0.4)

Fuel
Charter
Average fuel cost per gallon	$2.27	$2.43	$(0.16)	$2.29	$2.34	$(0.05)
Fuel gallons consumed (000s)	54,296	49,206	5,090	153,764	147,664	6,100

[1]	ACMI and All Operating Aircraft averages in the third quarter and first nine months of 2019 reflect the impact of increases in the number of CMI aircraft and amount of CMI flying compared with the same periods of 2018.

[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/	For the Nine Months Ended		Increase/
	September 30, 2019	September 30, 2018	(Decrease)	September 30, 2019	September 30, 2018	(Decrease)

Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	7.7	8.9	(1.2)	8.3	9.0	(0.7)
747-400 Cargo	18.3	16.8	1.5	18.1	16.2	1.9
747-400 Dreamlifter	3.5	3.0	0.5	3.6	3.1	0.5
777-200 Cargo	8.0	5.9	2.1	6.8	5.3	1.5
767-300 Cargo	25.0	23.3	1.7	25.2	20.0	5.2
767-200 Cargo	9.0	9.0	-	9.0	9.0	-
737-800 Cargo	3.7	-	3.7	1.8	-	1.8
737-400 Cargo	5.0	5.0	-	5.0	5.0	-
747-400 Passenger	-	-	-	-	0.3	(0.3)
767-200 Passenger	1.0	1.0	-	1.0	1.0	-
Total	81.2	72.9	8.3	78.8	68.9	9.9
Charter
747-8F Cargo	2.2	1.1	1.1	1.6	1.0	0.6
747-400 Cargo	15.7	13.0	2.7	15.3	12.4	2.9
767-300 Cargo	-	-	-	-	0.3	(0.3)
747-400 Passenger	4.1	3.5	0.6	4.0	2.5	1.5
767-300 Passenger	4.8	4.0	0.8	4.9	4.0	0.9
Total	26.8	21.6	5.2	25.8	20.2	5.6
Dry Leasing[1]
777-200 Cargo	7.0	7.9	(0.9)	7.3	7.1	0.2
767-300 Cargo	21.0	17.7	3.3	21.2	15.8	5.4
757-200 Cargo	1.0	1.0	-	1.0	1.0	-
737-300 Cargo	1.0	1.0	-	1.0	1.0	-
737-800 Passenger	1.0	1.0	-	1.0	1.0	-
Total	31.0	28.6	2.4	31.5	25.9	5.6
Less: Aircraft Dry Leased to CMI customers	(22.7)	(19.6)	(3.1)	(23.1)	(16.9)	(6.2)
Total Operating Average Aircraft Equivalents	116.3	103.5	12.8	113.0	98.1	14.9

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers and Dry Leasing average fleet excludes aircraft awaiting placement.